POWER OF ATTORNEY Kn ,wall by th se presents that the undersigned hereby constitutes and appoints (i) Jill Granat and D • alla • and (ii) solely with respect to items 1 and 2 below, Kristine Price, in each case, signing in 1 a th und rsigned's true and lawful attorney-in-fact to: 1. btain credentials (including codes or passwords) enabling the undersigned to make filings with the United States Securities and Exchange Commission (the "SEC"), including (a) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and (b) enrolling the undersigned in . EDGAR Next or any successor filing system; 2. act as an account administrator for the undersigned's EDGAR account, including (a) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (b) maintaining the security of filer's EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and ( d) taking any other actions contemplated by Rule 10 ofRegulation S-T; 3. cause Restaurant Brands International, Inc. (the "Company") to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account; and 4. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, (a) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and (b) Forms 144 under the Securities Act of 1933, as amended, and the rules thereunder ( collectively, the "Required Filings"); 5. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Required Filings, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; 6. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessaty, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned hereby revokes all previous powers of attorney that have been granted by him in connection with his reporting obligations, if any, under Section 16 of the Exchange Act with respect to his holdings of and transactions in securities issued by the Company. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May ~2026. By: Jk,.~ Name: Marcfa Marie Smith <S ~ of \[ D.'(\C,~\J.\l~c On &j ')Jow- ~ before me, S\F;>"<\01\+-" R;\ (insert name of the notary) personally appeared Marcia Stack, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. ~v-- . ~(\~ I certify under PENALTY OF PERJURY under the laws of the State of ~iµs'v\ ~\u.'f!'n,ca.. that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Signature ---.f..--,9 ~'--________ (Seal) If- SUSHANTRAJ NOTARY PU~LIC FOR BRITISli COLUMBIA 202-2309 WEST 41ST AVENUE VANCOUVER, B.C, V8M 2A3 604-263-9317 PERMANENT COMMISSION